Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-194921 of our report dated March 4, 2014 (June 11, 2014, as to the effects of the reverse stock split discussed in Note 1) relating to the consolidated financial statements of Imprivata, Inc. and its subsidiary appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 11, 2014